UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2024

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

281 Summer Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(888) 882-1880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCOV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 22, 2024, Brightcove Inc. (the “Company”) issued a press release announcing certain financial and other information for the quarter and year ended December 31, 2023. The full text of the press release and the related attachments are furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert Noreck

On February 21, 2024, Robert Noreck, the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer (collectively, “CFO”), notified the Company of his intent to resign as CFO, effective as of the earlier of May 31, 2024 and the appointment of a successor CFO (such date, the “Transition Date”). The Company and Mr. Noreck entered into a Transition and Resignation Agreement dated February 21, 2024 (the “Transition Agreement”) pursuant to which Mr. Noreck will serve as a consultant to the Company following the Transition Date. The Company has agreed that Mr. Noreck’s employment need not be exclusive to the Company after June 1, 2024. Mr. Noreck’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On the Transition Date, Mr. Noreck will transition into the role of a consultant assisting with the transition of his responsibilities and performing such other duties as the Company determines until September 30, 2024 (the “Resignation Date”), at which time Mr. Noreck’s services to the Company will terminate. Subject to the terms of the Transition Agreement and Mr. Noreck entering into and not revoking a general release of claims in favor of the Company, (i) the Company will continue to pay Mr. Noreck his current base salary through the Resignation Date and (ii) Mr. Noreck will be paid a pro-rated bonus for calendar year 2024 through May 31, 2024 based on the Company’s actual performance level for 2024 as determined by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission for the year ending December 31, 2023.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Brightcove Inc. dated February 22, 2024, including attachments, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2024	Brightcove Inc.

	By:	/s/ Robert Noreck
Robert Noreck
Chief Financial Officer